SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 21, 2012, the Federal Reserve Bank of St. Louis notified HopFed Bancorp, Inc. (the “Registrant”) that effective immediately, the Registrant is no longer subject to the Memorandum of Understanding (“MOU”) entered into on April 30, 2010, with the Office of Thrift Supervision (the “OTS”), the primary federal regulator of the Registrant at that time. The MOU between the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as successor to the OTS, and the Registrant primarily related to limitations on borrowings, cash dividend payments and other capital distributions by the Registrant as disclosed in an 8-K filed on May 6, 2010. Termination of the Company’s MOU was preceded by the termination of a separate MOU between the Office of the Comptroller of the Currency, also a successor to the OTS, and Heritage Bank, the Company’s thrift subsidiary, on October 10, 2012.

John Peck, President and Chief Executive Officer of the Registrant and Heritage Bank, stated, “We are grateful to have earned termination of the informal agreements between the Office of the Comptroller of the Currency, the Federal Reserve, our Company and Heritage Bank. These actions reflect the accomplishments of our entire team - directors, officers and other employees - and highlights improvements we have implemented. The Company will immediately accelerate considerations for the prudent leveraging of our capital position.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: November 27, 2012	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer